EXHIBIT 99.1

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of May 27, 2026	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

F-1

STARLINK AI ACQUISITION CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET

May 27, 2026

	May 11, 2026	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current Assets
Cash	$718,100	$(22,500	)(h)	$611,600
		(26,000	)(i)
		(20,000	)(k)
		(38,000	)(l)
Prepaid expenses	71,000	20,200	(i)	90,189
		16,444	(k)
		(15,000	)(l)
		(2,455	)(m)
Total Current Assets	789,100	(87,311)		701,789

Cash and investments held in Trust Account	100,500,000	5,000,000	(a)	105,665,011
		25,000	(b)
		140,011	(e)
Deferred offering costs	-	22,500	(d)	-
		175,000	(f)
		5,800	(i)
		(203,300	)(j)
Total Assets	$101,289,100	$5,077,700		$106,366,800

Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Deficit
Current Liabilities
Accounts payable and accrued expenses	$39,667	$4,785	(f)	$6,452
		(34,000	)(l)
		(4,000	)(l)
Over-allotment option liability	135,611	(135,611	)(g)	-
Due to related party	31,585	(22,500	)(h)	9,085
Total Current Liabilities	206,863	(191,326)		15,537

Deferred underwriting fee payable	3,500,000	175,000	(f)	3,675,000
Total Liabilities	3,706,863	(16,326)		3,690,537

Commitments and Contingencies (Note 6)

Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 10,000,000 shares subject to possible redemption	100,500,000	5,000,000	(a)	105,665,011
		25,000	(c)
		140,011	(e)
Shareholders’ Deficit:
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 3,246,500 shares issued and outstanding (excluding 10,000,000 shares subject to possible redemption)	324	0.25	(b)	324
		0.22	(d)
Accumulated deficit	(2,918,087)	25,000	(b)	603,051
		(25,000	)(c)
		(140,011	)(e)
		22,500	(d)
		135,611	(g)
		(203,300	)(j)
		140,011	(e)
		(4,785	)(f)
		(3,556	)(k)
		(15,000	)(l)
		(2,455	)(m)
Total Shareholders’ Deficit	(2,917,763)	(70,985)		(2,988,748)
Total Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Deficit	$101,289,100	$5,077,700		$106,366,800

The accompany notes are an integral part of the unaudited pro forma financial statement.

F-2

STARLINK AI ACQUISITION CORPORATION

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement Units

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Starlink AI Acquisition Corporation (the “Company”) as of May 11, 2026, adjusted for the closing of the underwriters’ partial exercise of the over-allotment option and related transactions which occurred on May 27, 2026 as described below.

On May 11, 2026, the Company consummated its initial public offering (“IPO”) of 10,000,000 units (the “Units”) at an offering price of $10.00 per Unit generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) in which JKapital Ltd. (the “Sponsor”), purchased 221,500 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $2,215,000.

The Company granted the underwriters a 45-day option to purchase up to an additional 1,500,000 Units (the “Option Units”) at $10.00 per unit to cover over-allotments, if any. On May 20, 2026, the underwriters notified the Company of their partial exercise of the over-allotment option to purchase 500,000 additional units (the “Option Units”) at $10.00 per unit. The closing of the issuance and sale of the Option Units occurred on May 27, 2026, generating total gross proceeds of $5,000,000. Simultaneously with the closing of the over-allotment option, the Company consummated the private placement of an aggregate of 4,750 Private Placement Units to the Sponsor, at a price of $10.00 per Private Placement Unit, generating gross proceeds of $47,500.

A total of $105,525,000 ($10.05 per Unit) of the net proceeds from the sales of Units in the IPO, the Option Units and the Private Placements Units on May 11, 2026 and May 27, 2026, were placed in a trust account with Continental Stock Transfer& Trust acting as trustee.

F-3

Pro forma adjustments to reflect the sales of the Option Units and additional Private Placement Units described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash and investments held in Trust Account	$5,000,000
	Ordinary share subject to possible redemption		$5,000,000
	To record the sale of 500,000 Option Units at $10.00 per Unit

(b)	Cash and investments held in Trust Account	$25,000
	Ordinary shares (not redeemable)		$0.25
	Additional paid-in capital		24,999.75
	To record the sale of 2,500 of the total 4,750 Private Placement Units at $10.00 per Unit

(c)	Additional paid-in capital	$25,000
	Ordinary share subject to possible redemption		$25,000
	Sponsor contribution of $0.05 per unit on 500,000 units (trust overfunding) -reclass to temporary equity

(d)	Deferred offering costs	$22,500
	Ordinary shares (not redeemable)		$0.22
	Additional paid-in capital		22,499.78
	To record the sale of 2,250 of the total 4,750 Private Placement Units at $10.00 per Unit to pay underwriting commission (0.45% of sale of Option Units proceeds)

(e)	Cash and investments held in Trust Account	$140,011
	Interest earned in investments held in Trust Account		$140,011
	Additional paid-in capital	140,011
	Ordinary share subject to possible redemption		140,011
	To record interest earned in Trust Account and to reclass interest income to temporary equity

(f)	Deferred offering costs – deferred underwriting commission	$175,000
	Deferred underwriting fee payable		$175,000
	Administrative service expense	4,785
	Accounts payable and accrued expenses		4,785
	To record deferred underwriting commission, bank interest income and accrued expense

(g)	Over-allotment liability	$135,611
	Additional paid-in capital		$135,611
	To reverse over-allotment option liability

(h)	Due to related party	$22,500
	Cash		$22,500
	To record sponsor loan used to offset payment of underwriting commission from the Company’s bank account

(i)	Deferred offering costs	$5,800
	Prepaid expenses	20,200
	Cash		$26,000
	To record payment of trust IPO and annual administrative fee

(j)	Additional paid-in capital	$203,300
	Deferred offering costs		$203,300
	To record the charge of deferred offering costs to APIC

(k)	Legal fee	$3,556
	Prepaid expenses	16,444
	Cash		$20,000
	To record legal compliance fees from May to July 2026

(l)	Accrued offering costs	$34,000
	Audit fee	15,000
	Accounts payable	4,000
	Prepaid expenses		$15,000
	Cash		38,000
	To record operating expenses

(m)	Insurance expense	$2,455
	Prepaid expenses		$2,455
	To record D&O insurance from date of IPO to 5/27/2026,

F-4